UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2011
C&J ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35255	20-5673219
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

10375 Richmond Ave, Suite 2000
Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 260-9900
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On October 24, 2011, C&J Energy Services, Inc. (“C&J”) issued a press release, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1, announcing entry into a two-year contract with a large independent E&P company for a 32,000 horse power (“hp”) hydraulic fracturing fleet for operations in the Permian Basin on a full month take-or-pay basis. C&J expects to take full delivery of all pumps and initially ordered ancillary equipment in November 2011 and immediately deploy Fleet 6. At the customer’s request, and as contracted, C&J has ordered a complete second set of ancillary equipment for delivery in January 2012, which will enable Fleet 6 to be utilized as two independent 16,000 hp fleets for vertical completions, in addition to using the full 32,000 hp fleet to conduct horizontal work. Prior to the delivery of the additional ancillary equipment, C&J anticipates Fleet 6 will be used primarily for vertical completions.
     In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release dated October 24, 2011 announcing Entry into Fracturing Services Contract

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

Dated: October 24, 2011	By:	/s/ Theodore R. Moore

	Name:	Theodore R. Moore
	Title:	Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release dated October 24, 2011 announcing Entry into Fracturing Services Contract